As filed with the Securities and Exchange Commission on October 9, 2001
                                                      Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    ------------------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    ------------------------------------


                      PLUM CREEK TIMBER COMPANY, INC.
           (Exact Name of Registrant as Specified in Its Charter)


              Delaware                             91-1443693
   (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)               Identification No.)


                        999 Third Avenue, Suite 2300
                       Seattle, Washington 98104-4096
       (Address, Including Zip Code, of Principal Executive Offices)

                    ------------------------------------


     GEORGIA-PACIFIC CORPORATION 1995 SHAREHOLDER VALUE INCENTIVE PLAN GEORGIA-PACIFIC CORPORATION/TIMBER GROUP 1997 LONG-TERM INCENTIVE PLAN
                         (Full Title of the Plans)

                            James A. Kraft, Esq.
               Vice President, General Counsel and Secretary
                      Plum Creek Timber Company, Inc.
                        999 Third Avenue, Suite 2300
                       Seattle, Washington 98104-4096
                               (206) 467-3600
                    (Name, Address and Telephone Number,
                 Including Area Code, of Agent for Service)

                    ------------------------------------


                              with copies to:
                               Gregg A. Noel
                  Skadden, Arps, Slate, Meagher & Flom LLP
                     300 South Grand Avenue, Suite 3400
                       Los Angeles, California 90071
                               (213) 687-5000

                    ------------------------------------


                                                           CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                               Amount to be      Proposed Maximum         Proposed Maximum         Amount of
    Title of Securities to be Registered      Registered(1)  Offering Price Per Share Aggregate Offering Price  Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share,
issuable pursuant to outstanding options
under the Georgia-Pacific Corporation 1995
Shareholder Value Incentive Plan                  25,000           $ 15.78  (2)            $ 394,500  (2)            $  100
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share,
issuable pursuant to outstanding options
under the Georgia-Pacific Corporation/Timber
Group 1997 Long-Term Incentive Plan              650,000           $ 17.22  (2)          $ 11,193,000  (2)          $ 2,800
--------------------------------------------------------------------------------------------------------------------------------



(1) This registration statement shall also cover pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of common stock of Plum Creek Timber Company, Inc. (the "Company") that may become issuable in accordance with the provisions of the plans described herein as a result of any future stock split, stock dividend or similar adjustment of the Company's outstanding common stock which results in an increase in the number of the Company's outstanding shares of common stock.

(2) Estimated pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the weighted average per share exercise price (rounded to nearest cent) of the outstanding options under the referenced plan.


                    ------------------------------------


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         In accordance with Rule 428 under the Securities Act and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement.

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation by Reference.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission on March 5, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed, and the Company's Form 10-K/A for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on October 9, 2001.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

         (c) The Company's Current Reports on Form 8-K filed January 12, 2001, June 14, 2001, August 17, 2001, September 17, 2001, October 5,
2001 and October 9, 2001.

         (d) The Company's Current Report on Form 8-K/A filed September 17,
2001.

         (e) The description of the Company's common stock, which is set forth in the Company's Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on October 9, 2001.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after filing of the Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of the Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of common stock that may be offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California.

Item 6.  Indemnification of Directors and Officers.

         The Company's certificate of incorporation limits the liability of the members of the board of directors either to the Company or its stockholders for monetary damages incurred in connection with a breach of a director's fiduciary duty, except for liability incurred (i) in connection with any breach of the director's duty of loyalty to either the Company or its stockholders, (ii) for acts or omissions that occur not in good faith or that involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the Delaware General Corporate Law ("DGCL"), or
(iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to further eliminate or limit the liability of directors, then the liability of a director, in addition to the aforementioned limitations on personal liability, will be limited to the fullest extent permitted by the DGCL, as amended.

         The Company's bylaws require the Company to indemnify its directors, officers and certain other parties against liability in connection with: (i) suits or proceedings other than those by or in the right of the Company, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was illegal; and (ii) suits or proceedings by or in the right of the Company if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, except that with respect to this clause (ii), no indemnification will be made in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless the Court of Chancery or the court in which such action or suit was brought determines such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         The Company's bylaws permit the Company to purchase and maintain insurance on behalf of its directors, officers and certain other parties against any liability asserted against such person and incurred by such person in such capacity, whether or not the Company would have the power or the obligation to indemnify such person.

         It is the opinion of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to
Section 14 of the Securities Act.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to this Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission, by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this ninth day of October, 2001.

                                 PLUM CREEK TIMBER COMPANY, INC.


                                 By:   /s/ Rick R. Holley
                                      ---------------------------------------
                                        Rick R. Holley
                                        President and Chief Executive Officer


                             POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Rick R. Holley, William R. Brown and James A. Kraft, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 /s/ Rick R. Holley
------------------------------------    President, Chief Executive Officer                       October 9, 2001
     Rick R. Holley                       and Director (Principal Executive Officer)


 /s/ David D. Leland
------------------------------------    Chairman of the Board and Director                       October 9, 2001
     David D. Leland


 /s/ William R. Brown
------------------------------------    Executive Vice President and Chief Financial             October 9, 2001
     William R. Brown                     Officer (Principal Financial Officer and
                                          Principal Accounting Officer)


 /s/ Ian B. Davidson
------------------------------------         Director                                            October 9, 2001
     Ian B. Davidson


 /s/ John G. McDonald
-----------------------------------          Director                                            October 9, 2001
     John G. McDonald


 /s/ Hamid R. Moghadam
------------------------------------         Director                                            October 9, 2001
     Hamid R. Moghadam


 /s/ William E. Oberndorf
------------------------------------         Director                                            October 9, 2001
     William E. Oberndorf


 /s/ William J. Patterson
------------------------------------         Director                                            October 9, 2001
     William J. Patterson


 /s/ John H. Scully
------------------------------------         Director                                            October 9, 2001
     John H. Scully



------------------------------------         Director
     Joe E. Beverly



------------------------------------         Director
     Stephen C. Tobias



------------------------------------         Director
     Sam A. Williams





                             INDEX TO EXHIBITS


Exhibit No.         Description of Exhibit
-----------         ----------------------

      4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.6 of the registrant's Registration Statement on Form S-4, Registration No. 333-71371, filed January 28, 1999).

      5.1           Opinion of Counsel regarding legality (filed herewith).

     23.1           Consent of Independent Accountants (filed herewith).

     23.2           Consent of Counsel (included in Exhibit 5.1).

     24 Power of Attorney (included herewith on the signature page of this Registration Statement).

     99.1 Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan (filed herewith).

     99.2 Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan (filed herewith).

                                                                Exhibit 5.1



                                                       October 9, 2001


Plum Creek Timber Company, Inc.
999 Third Avenue, Suite 2300
Seattle, Washington  98104

         Re:  Plum Creek Timber Company, Inc.
              Registration Statement on Form S-8


Ladies and Gentlemen:

         We have acted as special counsel to Plum Creek Timber Company, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of 675,000 shares (the "Shares") of common stock of the Company, par value $0.01 per share (the "Common Stock"), pursuant to the exercise of options that formerly represented the right to purchase Georgia-Pacific Corporation--Timber Group Common Stock, par value $0.80 per share. Except as provided in the Agreement and Plan of Merger by and among the Company, Georgia-Pacific Corporation, a Georgia corporation ("G-P"), and North American Timber Corp., NPI Timber, Inc., GNN Timber, Inc., GPW Timber, Inc., LRFP Timber, Inc., and NPC Timber, Inc., each a Delaware corporation (collectively, the "Spincos"), dated as of July 18, 2000, and Amendment No. 1 to the Agreement and Plan of Merger by and among the Company, G-P and each of the Spincos, dated as of June 12, 2001 (together, the "Merger Agreement"), the Shares are subject to the terms and conditions set forth in the G-P 1995 Shareholder Value Incentive Plan or the G-P Timber Group 1997 Long-Term Incentive Plan (collectively, the "Plans") and the underlying option agreements.

         This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the
"Securities Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on October 9, 2001 under the Securities Act (the "Registration Statement"), (ii) the Merger Agreement, (iii) the Plans, (iv) the Certificate of Incorporation of the Company, as currently in effect, (v) the Amended and Restated By-Laws of the Company, as currently in effect, (vi) a specimen certificate representing the Common Stock and (vii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that each of such documents constitutes the valid and binding obligation of each party to such documents (other than the Company) enforceable against such other party in accordance with its terms. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have further assumed that each option or award agreement setting forth the terms of each grant of options or awards under the Plans is consistent with the Plans and has been or will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plans will be in an amount at least equal to the par value of such Shares. We have also assumed that, upon issuance, the stock certificates representing the Shares will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

         We express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans and the underlying option agreements, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                     Very truly yours,


                                     Skadden, Arps, Slate, Meagher & Flom LLP

                                                               Exhibit 23.1






                     Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2001 relating to the financial statements, which appears in Plum Creek Timber Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



PricewaterhouseCoopers LLP

Seattle, Washington
October 8, 2001

                                                               Exhibit 99.1


                        GEORGIA-PACIFIC CORPORATION


                   1995 SHAREHOLDER VALUE INCENTIVE PLAN


            (AS AMENDED AND RESTATED EFFECTIVE DECEMBER 16, 1997)


            ADOPTED BY THE BOARD OF DIRECTORS: SEPTEMBER 17, 1997


               APPROVED BY THE SHAREHOLDERS: DECEMBER 16, 1997








 ARTICLE I DEFINITIONS ....................................................1
          1.1  Board.......................................................1
          1.2  Cause ......................................................1
          1.3  Committee ..................................................1
          1.4  Corporation ................................................2
          1.5  Effective Date .............................................2
          1.6  Employee ...................................................2
          1.7  Fair Market Value of the Stock .............................2
          1.8  Grant Date .................................................2
          1.9  Group Stock ................................................2
          1.10 Letter Stock Proposal ......................................2
          1.11 Option Agreement ...........................................2
          1.12 Option Grant ...............................................2
          1.13 Option Price ...............................................2
          1.14 Original Plan ..............................................3
          1.15 Participant ................................................3
          1.16 Peer Group Companies .......................................3
          1.17 Plan .......................................................3
          1.18 Plan Administrator .........................................3
          1.19 Stock ......................................................3
          1.20 Subsidiary .................................................3
          1.21 Timber Stock ...............................................3
          1.22 Term or Term of the Plan ...................................3
          1.23 Total Shareholder Return ...................................3
          1.24 Vesting Date ...............................................4
          1.25 Weighted Average Total Shareholder Return ..................4

 ARTICLE II ELIGIBILITY ...................................................4
          2.1 Participants ................................................4

 ARTICLE III INCENTIVE AWARDS .............................................4
          3.1 Option Grants ...............................................4
          3.2 Special Discretionary Option Grants .........................5
          3.3 Normal and Accelerated Vesting of Option Grants .............5
          3.4 Special Vesting .............................................6
          3.5 Restrictions on Option Grants/Forfeitures ...................7
          3.6 No Bar to Corporate Restructuring ...........................7
          3.7 Capital Readjustments/Option Grant Modifications ............8
          3.8 Change of Control ...........................................8
          3.9 Fractional Shares ...........................................9

 ARTICLE IV PLAN ADMINISTRATION ...........................................9

          4.1 Plan Administrator ..........................................9
          4.2 Delegation ..................................................9

 ARTICLE V AMENDMENT AND TERMINATION ......................................10
          5.1 Amendment and Termination ...................................10

 ARTICLE VI MISCELLANEOUS PROVISIONS ......................................10
          6.1 Non-Transferability/Designation of Beneficiary ..............10
          6.2 Continued Employment ........................................10
          6.3 Plan Unfunded ...............................................10
          6.4 Taxation ....................................................10
          6.5 Retirement Plans and Welfare Benefit Plans ..................11
          6.6 Medium of Payment ...........................................11
          6.7 No Cash Bonuses or Surrender Rights .........................11
          6.8 Option Agreements ...........................................11
          6.9 Governing Law ...............................................11
          6.10 Severability ...............................................11
          6.11 Headings/Gender ............................................11

 ARTICLE VII EFFECTIVE DATE/SHAREHOLDER APPROVAL ..........................11
          7.1 Effective Date ..............................................11
          7.2  Shareholder Approval .......................................11



                        GEORGIA-PACIFIC CORPORATION
                   1995 SHAREHOLDER VALUE INCENTIVE PLAN
            (AS AMENDED AND RESTATED EFFECTIVE DECEMBER 16,1997)

          By action of its Board of Directors and with the approval of its shareholders, Georgia-Pacific Corporation (the "Corporation") established the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan (the "Original Plan"), effective as of April 1, 1995, the purpose of which is to attract and retain qualified and competent Employees, to enhance the growth and profitability of the Corporation and its Subsidiaries and to maximize shareholder value by providing Employees with the incentive of long-term rewards if they continue their employment and attain established performance objectives.

          On September 17, 1997, the Board of Directors of the Corporation (the "Board") adopted, subject to subsequent approval of the Corporation's shareholders, (i) a letter stock proposal pursuant to which two classes of common stock of the Corporation would be created by redesignating and converting each share of Georgia-Pacific Corporation Common Stock, par value $0.80 per share ("Stock"), into one share of Georgia-Pacific Corporation- Georgia-Pacific Group Common Stock ("Group Stock"), par value $0.80 per share and distributing to Group Stock shareholders one share of Georgia-Pacific Corporation-Timber Group Common Stock ("Timber Stock"), for each share of Group Stock (the "Letter Stock Proposal"); (ii) two new long-term incentive plans (the Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long Term Incentive Plan and the Georgia-Pacific Corporation/Timber Group 1997 Long Term Incentive Plan; collectively the "Replacement Plans") to replace the Original Plan with respect to future incentive grants; and (iii) contingent upon the approval of the Corporation's shareholders of the Letter Stock Proposal and both of the Replacement Plans, this amendment and restatement of the Original Plan. The shareholders of the Corporation approved the Letter Stock Proposal, the Replacement Plans and this Plan on December 16, 1997, and consequently, effective as of the Effective Date (as defined below) no further Option Grants may be made under this Plan, and administration of outstanding Option Grants shall be in accordance with this Plan on and after the Effective Date.

                                 ARTICLE I

                                DEFINITIONS

          For purposes of this Plan, the following terms or phrases shall have the indicated meanings:

          1.1 Board.  The Board of Directors of the Corporation.

          1.2 Cause. "Cause" shall mean any of the following: (i) the willful failure of a Participant to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against the Corporation or any of its Subsidiaries; or (iii) any other willful act or omission (including without limitation the violation of any corporate policy or regulation) which could reasonably be expected to expose the Corporation to civil liability under the law of the applicable jurisdiction or causes or may reasonably be expected to cause significant injury to the financial condition or business reputation of the Corporation or any of its Subsidiaries.

          1.3 Committee. The Compensation Committee of the Board of Directors of the Corporation, as constituted from time to time, or such subcommittee of that body as the Compensation Committee shall specify to act for the Compensation Committee with respect to this Plan. Each Member of the Committee shall be a "non- employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time. The Committee shall be composed of at least two (2) such directors.

          1.4 Corporation. Georgia-Pacific Corporation, a Georgia corporation, its successors and assigns.

          1.5 Effective Date. The Effective Date of this amendment and restatement of the Original Plan which shall be the effective date of the Letter Stock Proposal.

          1.6 Employee. A full-time, salaried employee of the Corporation (including, without limitation, any officer of the Corporation).

          1.7 Fair Market Value. On any date, the mean between the high and low sales prices of a share of Stock, Group Stock or Timber Stock on that date (or, if that date is not a trading day, the next preceding trading day) as reported in The Wall Street Journal "New York Stock Exchange--Composite Transactions", or as reported in any successor quotation system adopted prospectively for this purpose by the Committee, in its discretion. The Fair Market Value shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

          1.8 Grant Date. The date as of which an Option Grant is deemed to have been made, which shall be the effective date of the Option Grant as specified in the applicable Option Agreement.

          1.9 Group Stock. The class of the Corporation's Common Stock which is intended to reflect the business and operations of the manufacturing segment of the Corporation's business, par value of $0.80 per share, and which is designated "Georgia-Pacific
Corporation--Georgia-Pacific Group Common Stock".

          1.10 Letter Stock Proposal. The proposal, recommended by the Board on September 17, 1997, and approved by the shareholders on December 16, 1997, converting each share of Stock into one share of Group Stock, and providing for a distribution of one share of Timber Stock for each outstanding share of Group Stocks as further described in the introduction to this Plan and in the Corporation's Form S-4 filed with the Securities and Exchange Commission on September 17, 1997.

          1.11 Option Agreement. A written agreement specifying the terms and conditions of each Option Grant under this Plan, as described in
Section 6.8.

          1.12 Option Grant. A non-qualified stock option to purchase a specified number of shares of Stock, Group Stock or Timber Stock at the Option Price, subject to the terms and conditions of this Plan and the governing Option Agreement.

          1.13 Option Price. The option price stated in the applicable Option Agreement.

          1.14 Original Plan. The Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan as originally effective April 1, 1995, as amended from time to time prior to the Effective Date.

          1.15 Participant. An Employee or former Employee who holds outstanding Option Grants.

          1.16 Peer Group Companies. The companies included in the Standard & Poors Paper and Forest Products Industry Index from time to time (but excluding the Corporation).

          1.17 Plan. The Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan as effective on and after the Effective Date and as described in this plan document.

          1.18 Plan Administrator. The person or entity having administrative authority under this Plan, as specified in Article IV.

          1.19 Stock. Georgia-Pacific Corporation Common Stock, par value ($0.80) per share, as constituted prior to the effective date of the Letter Stock Proposal.

          1.20 Subsidiary. Subsidiary shall mean any corporation (other than the Corporation) in any unbroken chain of corporations beginning with the Corporation if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          1.21 Timber Stock. The class of the Corporation's Common Stock which is intended to reflect the business and operations of the timber segment of the Corporation's business, par value of $0.80 per share, and which is designated "Georgia-Pacific Corporation--Timber Group Common Stock".

          1.22 Term or Term of the Plan. The period commencing on the effective date of the Original Plan and ending on the last date on which any Option Grant remains outstanding.

          1.23 Total Shareholder Return. For a given period and a given common stock, the number determined by the formula [(SB+SD)PE-100] /100, where (i) "SB" is the number of shares of the common stock (including fractional shares) that could be bought with an initial $100 investment at PB, or $100/PB; (ii) "SD" is the total number of shares of the common stock (including fractional shares) which could be purchased with the dividends (or allocated portion of a per share dividend) paid on SB shares of the common stock during the measurement period (and any additional shares or fractional shares allocated in accordance with this subsection (ii) with respect to dividends paid during the measurement period but prior to the dividend in question), determined in the case of each such dividend paid using the closing price of the common stock on the trading date coincident with or next preceding the date of payment of the dividend; (iii) "PB" is the closing price of the common stock on the last trading day before the first day of the measurement period; and (iv) "PE" is the closing price of the common stock on the last trading day of the measurement period; provided, however, that in determining Total Shareholder Return of the Stock for any period ending after the Effective Date, the following adjustments shall be made: (i) the sum of SB and SD shall be calculated through the day preceding the Effective Date using Stock; (ii) effective on the Effective Date, each share of Stock determined in (i) above shall automatically be converted to one share of Group Stock and one share of Timber Stock; (iii) from and after the Effective Date, the sum of SB and SD will be calculated separately with respect to each such class of the Corporation's common stock, and additions to SD for each such class of common stock will be based on the dividends declared on that class of common stock and the stock price for that class of common stock on the appropriate date; (iv) at the end of a measurement period, the Total Shareholder Return for the Corporation's Stock used for purposes of comparison with Total Shareholder Return of the common stock of Peer Group Companies will be based on the sum of (A) the product of the number of shares of Group Stock (SB + SD) accrued through the close of the measurement period in accordance with (ii) and (iii) above and PE determined for this class of common stock and (B) a corresponding product with respect to the number of shares of Timber Stock. In calculating the Total Shareholder Return for a given common stock, the Plan Administrator will apply the principles of Section 3.7 (except for the provision in the last sentence of that section) as if that section applied to the common stock.

          1.24 Vesting Date. The date upon which an Option Grant under this Plan first becomes exercisable in accordance with the provisions of Sections 3.3 or 3.4.

          1.25 Weighted Average Total Shareholder Return. For any given measurement period, the average of the Total Shareholder Returns for a named group of corporations with the return of each such corporation weighted on the basis of its market capitalization at the beginning of the measurement period.

                                 ARTICLE II

                                ELIGIBILITY

          2.1 Participants. The only participants in this Plan are those Employees or former Employees who had received Option Grants of Stock under the Original Plan which were outstanding on the Effective Date and which will continue to be administered under the terms of this Plan on and after the Effective Date.

                                ARTICLE III

                              INCENTIVE AWARDS

          3.1 Option Grants. Outstanding Option Grants of Stock held by Participants on the Effective Date shall be converted into two separate Option Grants (each independently exercisable), one to purchase shares of Group Stock ("Group Stock Option") and the other to purchase shares of Timber Stock ("Timber Stock Option"), in each case for a number of shares equal to the number of shares of Stock specified in such original Option Grant. The Grant Date for each such Group Stock Option and Timber Stock Option will be the original Grant Date for the Option Grant from which it was converted. The Option Price for each Group Stock Option and each Timber Stock Option shall be determined by using the average of the high and low price for Timber Stock (the "Timber Stock Price") and Group Stock (the "Group Stock Price") on the first date such stocks are traded, regular way, on the New York Stock Exchange. The Option Price of each Group Stock Option will be calculated by multiplying the Option Price under the original Option Grant from which it was derived by a fraction, the numerator of which is the Group Stock Price and the denominator of which is the sum of the Group Stock Price and the Timber Stock Price. The Option Price of each Timber Stock Option will be calculated by multiplying the Option Price under the original Option Grant from which it was derived by a fraction, the numerator of which is the Timber Stock Price and the denominator of which is the sum of the Group Stock Price and the Timber Stock Price. Except as provided in Section 3.7 and in this Section 3. 1, the Option Price for an Option Grant may not be modified after the Grant Date. Each such Option Grant shall be subject to the provisions of this Plan and the Option Agreement approved by the Committee pursuant to Section 6.8 governing that Option Grant. New Option Agreements for each Group Stock Option and Timber Stock Option (containing the same provisions as the Option Agreements with respect to the corresponding original Option Grant, modified to the extent necessary to reflect the provisions of this Plan) will be issued to each Participant as of the Effective Date, and the original Option Grants of Stock will be cancelled as of that date. At no time during the Term of the Plan may the aggregate of Option
Grants outstanding and the number of shares of Stock issued upon exercise of Option Grants under this Plan exceed 4,600,000 shares of Group Stock and 4,600,000 shares of Timber Stock (subject to adjustment in accordance with Section 3.7). Option Grants remain "outstanding" for purposes of this
Section 3.1 until forfeited under Section 3.5 or, to the extent not exercised, for a period of 10 years from the Grant Date. Shares issued pursuant to the exercise of a vested Option Grant under this Plan may be authorized but unissued shares of Group Stock or Timber Stock, as the case may be, or treasury Group Stock or Timber Stock.

          3.2 Special Discretionary Option Grants. Option Grants of Stock made under Section 3.2A of the Original Plan ("Discretionary Grants") will be treated in all respects like other Option Grants, except as otherwise explicitly provided in this Plan and in the applicable Option Agreements. Timber Stock Options and Group Stock Options derived from a Discretionary Grant under the Original Plan will also be considered Discretionary Grants for purposes of this Plan.

          3.3 Normal and Accelerated Vesting of Option Grants. No Option Grant may be exercised prior to its Vesting Date, but on and after its Vesting Date, an Option Grant may be exercised in accordance with (and to the extent permitted under) the terms of this Plan and the applicable Option Agreement. Option Grants (other than Discretionary Grants) will vest without regard to performance standards stated in this Section 3.3 on the 183rd day following the 9th anniversary of the Grant Date. Discretionary Grants will vest only in accordance with the accelerated performance-based vesting provisions of this Section 3.3. Option Grants are subject to accelerated performance-based vesting in accordance with any of the following rules:

         (a) An Option Grant will vest on the 3rd anniversary of the Grant Date if the Corporation's Total Shareholder Return for the immediately preceding 3 full fiscal years exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period.

         (b) An Option Grant will vest on the 4th anniversary of the Grant Date if the Corporation's Total Shareholder Return for the immediately preceding 4 full fiscal years exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period.

         (c) An Option Grant will vest on the 5th anniversary of the Grant Date if the Corporation's Total Shareholder Return for the immediately preceding 5 full fiscal years exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period.

Vesting under subsections (a), (b) and (c) shall be conditioned upon the Committee's written certification that the performance vesting standards of this Section 3.3 have been met. Vesting of Option Grants under this Section
3.3 is subject in all cases to the restrictions/forfeiture rules in Section
3.5. Option Grants vesting pursuant to this Section 3.3 may be exercised at any time on the Vesting Date and prior to (in the case of Option Grants under Sections 3.1 and 3.2) the 10th anniversary of the Grant Date (not inclusive) or (in the case of Discretionary Grants) the date which is 183 days following the fifth anniversary of the Option Grant (not inclusive), provided that if a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than retirement (as defined in Section 3.4(b)(i)) or death or disability (as defined in Section 3.4(b)(iii)) after the Vesting Date of an Option Grant and before that Option Grant has expired, the vested Option Grant may be exercised only during the 90-day period following the Participant's date of termination or, if shorter, during the remaining period before the Option Grant expires. If a Participant's employment with the Corporation and its Subsidiaries terminates for any reason (other than retirement (as defined in Section 3.4(b)(i)) or death or disability (as defined in Section 3.4(b)(iii)) prior to the Vesting Date of an Option Grant, the Option Grant will terminate as of the Participant's termination date, and the Participant will have no further rights under that Option Grant.

3.4       Special Vesting.

          (a) Notwithstanding anything in Sections 3.3 or 3.5 to the contrary, the performance-based vesting provisions of subsections (a), (b) and (c) of Section 3.3 shall operate to vest any then-outstanding Option Grants (other than Discretionary Grants) held by Participants who retire (as defined in Section 3.4(b)(i)), die or become disabled (as defined in Section 3.4(b)(iii)) prior to the Vesting Dates of such Option Grants even if such vesting occurs after the termination of their employment with the Corporation and its Subsidiaries.

          (b) Notwithstanding anything in Sections 3.3 or 3.5 to the contrary, if an Option Grant (other than a Discretionary Grant) is not vested pursuant to the performance-based vesting standards of subsections
(a), (b) and (c) of Section 3.3 or another provision of this Plan, it will vest in the circumstances and on the date specified in paragraphs (i) through (iii) below to the extent permitted by the schedule set forth in
Section 3.4(c):

                  (i) If a Participant terminates employment with the Corporation and its Subsidiaries after attaining age 65 or age 55 and 10 years of service for vesting purposes under the Georgia-Pacific Corporation Savings and Capital Growth Plan (other than a termination for Cause), on the later of his/her retirement date or the 5th anniversary of the Grant Date;

                  (ii) If the Participant dies, on the later of his/her date of death or the 5th anniversary of the Grant Date; or

                  (iii) If the Participant becomes totally disabled as defined under the Georgia-Pacific Corporation Salaried Long-Term Disability Plan
                           (whether or not the Participant actually participates in that plan), as determined by the Plan Administrator in its sole discretion, on the later of his/her date of termination of employment with the Corporation and its Subsidiaries because of such disability or the 5th anniversary of the Grant Date.

         (c) A Participant who is entitled to special vesting in accordance with Section 3.4(b) above will vest in his/her outstanding Option Grants as of the applicable date specified in Section 3.4(b) to the extent indicated in paragraphs (i) through (vi) below:

                  (i) If special vesting described in Section 3.4(b)(i) through (iii) occurs prior to the 5th anniversary of the Grant Date of an outstanding Option Grant that has not otherwise vested, 50% of that Option Grant will vest and 50% will be forfeited.

                  (ii) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 5th anniversary, but prior to the 6th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 60% of that Option Grant will vest and 40% will be forfeited.

                  (iii) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 6th anniversary, but prior to the 7th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 70% of that Option Grant will vest and 30% will be forfeited.

                  (iv) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 7th anniversary, but prior to the 8th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 80% of that Option Grant will vest and 20% will be forfeited.

                  (v) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 8th anniversary, but prior to the 9th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 90% of that Option Grant will vest and 10% will be forfeited.

                  (vi) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 9th anniversary of the Grant Date of an outstanding Option Grant that has not otherwise vested, 100% of that Option Grant will vest.

          (c) The special vesting dates specified in this Section 3.4 shall be considered Vesting Dates for purposes of this Plan.

          (d) Option Grants vesting pursuant to Section 3.4(a) may be exercised at any time on or after the Vesting Date and prior to the 10th anniversary of the applicable Grant Date (not inclusive). Option Grants vesting pursuant to Section 3.4(b) may be exercised at any time on or after the Vesting Date and prior to the 183rd day following the Vesting Date (not inclusive) or, if earlier, prior to the 10th anniversary of the applicable Grant Date (not inclusive).

          3.5 Restrictions on Option Grants/Forfeitures. Option Grants under this Plan will be subject to the following restrictions and forfeiture rules:

          (a) Subject to Section 3.4, if a Participant's employment with the Corporation is terminated for any reason prior to the Vesting Date for an Option Grant, the Participant shall forfeit all rights with respect to that Option Grant, and the Option Agreement governing that Option Grant shall be null, void and of no effect as of the date of his/her employment terminates.

          (b) An Option Grant shall be nontransferable and may not be sold, hypothecated or otherwise assigned or conveyed by a Participant to any party; provided that in the event of the incapacity (as determined by the Plan Administrator) or death of the Participant (but subject to Section 6.1), his/her attorney-in-fact pursuant to a valid power of attorney giving general or specific authority to make elections with respect to outstanding Option Grants, his/her court-appointed guardian or the custodian of his/her affairs or the executor or administrator of his/her estate (as the case may be) may exercise any rights with respect to any vested Option Grant that the Participant could have exercised if he/she were still alive or not incapacitated. No assignment or transfer of any Option Grant or the rights represented thereby, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, and immediately upon any attempt to assign or transfer this Option Grant, this Option Grant shall terminate and be of no force or effect.

          (c) A Participant shall have no rights as a stockholder with respect to outstanding Option Grants until the date of the issuance or transfer of the shares to him and only after such shares are fully paid. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

          (d) To the extent that a vested Option Grant is not exercised during the period provided for its exercise under this Plan and the related Option Agreement, the Participant shall forfeit all rights with respect to that Option Grant and the Option Agreement shall expire as of the close of the last day of the prescribed exercise period.

          (e) Notwithstanding anything in this Plan to the contrary, if a Participant is terminated for Cause, all of such Participant's outstanding Option Grants under this Plan for which the Vesting Date has occurred on or prior to his/her date of termination shall terminate as of such date of termination unless and to the extent that the Committee determines (after taking into account the provisions of Section 6.9) that such forfeiture in a given case would violate applicable law.

          3.6 No Bar to Corporate Restructuring. The existence of this Plan or outstanding Option Grants under this Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise. Any shares of stock accruing to outstanding Option Grants as a result of any adjustment under Section 3.7 will be subject to the same restrictions (and have the same Vesting Date) as the shares to which they accrue.

          3.7 Capital Readjustments/Option Grant Modifications. On and after the Effective Date, Option Grants outstanding under this Plan will be in respect of shares of Group Stock or Timber Stock as constituted on the Effective Date. Each such Option Grant will be derived from an Option Grant for Stock as constituted on the applicable Grant Date under the Original Plan in accordance with Section 3.1. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Group Stock or Timber Stock or other change in corporate structure affecting the Group Stock or the Timber Stock, the Plan Administrator shall have the authority to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the maximum number of shares which may be granted in any calendar year and in the number, kind and Option Price of shares subject to outstanding Option Grants and/or such other equitable substitution or adjustments as it may determine in its sole discretion to be appropriate to ensure that all Participants are treated equitably as a result of any such event; provided, however, that the number of shares subject to any Option Grant shall always be a whole number.

          3.8 Change of Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change of Control of the Corporation (as defined in this Section 3.8), all outstanding Option Grants which are not yet vested shall vest as of the effective date of such Change of Control if the Total Shareholder Return of the Corporation for at least one of the 3-year, 4-year or 5-year periods ending on the effective date of the Change of Control exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period. Option Grants vested pursuant to this Section 3.8 may be exercised at any time from and after the effective date of the Change of Control (which shall be considered the applicable Vesting Date) and prior to the 10th anniversary of the Grant Date. For the purposes of this Plan, a "Change of Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d3 promulgated under the Exchange
Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the effective date of the Original Plan was the beneficial owner of 20% or more of the Outstanding Voting Securities, (ii) any acquisition directly from the Corporation, including without limitation a public offering of securities, (iii) any acquisition by the Corporation,
(iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries or
(v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this
Section 3.8; or

          (b) Individuals who, as of the effective date of the Original Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Original Plan whose election, or nomination for election, by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of 'a Person other than the Board or actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation to which the Corporation is a party or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination,
(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) (the "Successor Entity") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Outstanding Voting Securities and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Corporation or such Successor Entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to subsection (c) of this Section 3.8) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          3.9 Fractional Shares. Notwithstanding anything in this Plan to the contrary, Option Grants shall always be in whole numbers of shares. In the event any adjustment to an Option Grant pursuant to this Plan would otherwise result in the creation of a fractional share interest, the affected Option Grant shall be rounded to the nearest whole share (with 0.5 share rounded to the next higher whole number).


                                 ARTICLE IV

                            PLAN ADMINISTRATION

          4.1 Plan Administrator. The Plan will be administered by the Committee. Decisions and determinations by the Committee shall be final and binding upon all parties, including the Corporation, shareholders, Participants and other employees. The Committee shall have the authority to administer the Plan, make all determinations with respect to the construction and application of the Plan and the Board resolutions establishing the Plan, adopt and revise rules and regulations relating to the Plan and make any other determinations which it believes necessary or advisable for the administration of the Plan. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member's own willful misconduct or lack of good faith. Where specified in this Plan, Plan Administrator actions will be subject to approval of the shareholders of the Corporation.

          4.2 Delegation. The Committee is expressly authorized to appoint one or more individuals, who need not be members of the Committee, or entities to administer the Plan and to make all determinations with respect to the construction and application of the Plan, and otherwise exercise all powers vested in the Committee under the Plan. Such agents shall serve at the pleasure of the Committee. The decisions of any such agents taken within the scope of his/her authority will have the same effect as decisions by the Committee. Notwithstanding anything in this Section 4.2 to the contrary, the Committee may not delegate its authority to adjust Option Grants under this Plan.


                                 ARTICLE V

                         AMENDMENT AND TERMINATION

          5.1 Amendment and Termination. The Board expressly reserves the right to amend or terminate the Plan at any time, provided, however, that no amendment or termination may modify the terms and conditions of any Option Grant made to a Participant prior to the adoption of any such amendment or termination or of the related Option Agreement (except as may be required by law or permitted under Section 3.7) without the written approval of the affected Participant(s). Notwithstanding the foregoing, no amendment may, without the approval of the Shareholders of the Corporation:

          (a) Increase the maximum number of shares of Stock, Group Stock or Timber Stock authorized for aggregate outstanding and individual Option Grants under Section 3.1 (increases pursuant to Section 3.7 will not be considered amendments for purposes of this Section);

          (b)     Extend the Term of this Plan;

          (c)     Amend the provisions of this Section 5.1; or

          (d) Modify or permit modification of the Option Price for any outstanding Option Grant made pursuant to this Plan (modifications of the Option Price pursuant to Section 3.7 will not be considered amendments for purposes of this Section).

                                 ARTICLE VI

                          MISCELLANEOUS PROVISIONS

         6.1      Non-Transferability/Designation of Beneficiary.

          (a) Except as provided in subparagraph (b), a Participant may not either voluntarily or involuntarily assign, anticipate, alienate, commute, pledge or encumber any Option Grant which he/she may hold under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.

          (b) Notwithstanding anything in subsection (a) to the contrary, a Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under the Plan. Such a designation shall be made in writing, and filed with the Corporation. A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Corporation. If a Participant fails to designate a beneficiary, then
Section 3.5(b) will apply.

          6.2 Continued Employment. Neither participation in this Plan nor any Option Agreement shall constitute an agreement (1) of the Participant to remain in the employ of and to render his/her services to the Corporation or a Subsidiary or (2) of the Corporation or a Subsidiary to continue to employ such Participant, and the Corporation may terminate a Participant at any time with or without cause.

          6.3 Plan Unfunded. The compensation provided pursuant to this Plan (if any) shall be provided solely from the general assets of the Corporation. No trust or other funding device providing for the identification or segregation of assets to fund this Plan has been established, nor is it the Corporation's intention to do so. Each Participant shall be a general and unsecured creditor of the Corporation with respect to any interest he/she may have under this Plan.

          6.4 Taxation. This Plan may give rise to compensation subject to federal and state tax withholding (including, without limitation, FICA withholding) in the calendar year in which vested Option Grants are exercised, and such withholding taxes shall be the responsibility of the Participant exercising the options.

          6.5 Retirement Plans and Welfare Benefit Plans. Except as otherwise specified in this Plan and the plan in question, the value of compensation under this Plan will not be included as "compensation" for purposes of the Corporation's retirement plans (both qualified and non-qualified) or welfare benefit plans.

          6.6 Medium of Payment. The Committee, in its discretion, may specify in the Option Agreements that the Option Price shall be payable upon the exercise of the Option Grant either (i) in United States dollars in cash or by certified check, bank draft or postal or express money order payable to the order of the Corporation, or (ii) in shares of Group Stock and/or Timber Stock Stock having at the time the Option Grant is exercised a Fair Market Value equal to the purchase price of the shares acquired pursuant to the exercise of the Option Grant, or (iii) a combination thereof.

          6.7 No Cash Bonuses or Surrender Rights. No cash bonuses may be granted with respect to an Option Grant under this Plan, and no Option Grant or Option Agreement may provide that in lieu of the exercise of the Option Grant, or any portion thereof, the Participant may surrender his/her Option Grant, or any portion thereof, to the Corporation.

          6.8 Option Agreements. Option Grants made pursuant to the Plan shall be evidenced by Option Agreements in such form as the Committee shall, from time to time, approve, provided that such agreements shall comply with, reflect and be subject to the terms of this Plan.

          6.9 Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Georgia and, where applicable, federal law.

          6.10 Severability. If any provision of this Plan should be held illegal or invalid for any reason, such determination shall not affect the provisions of this Plan, but instead the Plan shall be construed as if such provisions had never been included herein.

          6.11 Headings/Gender. Headings contained in this Plan are for convenience only and shall in no event be construed as part of this Plan. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.


                                ARTICLE VII

                    EFFECTIVE DATE/SHAREHOLDER APPROVAL

          7.1 Effective Date. This Plan shall become effective on the Effective Date as defined in Section 1.5.

          7.2 Shareholder Approval. This Plan is subject to the approval of the Corporation's shareholders on or prior to September 17, 1998, and has in fact been approved by affirmative votes of the holders of a majority of the securities of the Corporation present or represented by proxy and entitled to vote at a meeting duly held in accordance with the applicable corporate law of the State of Georgia and the By-Laws of the Corporation on December 16, 1997.



                              AMENDMENT NO. 1
                                   TO THE
                        GEORGIA-PACIFIC CORPORATION
                   1995 SHAREHOLDER VALUE INCENTIVE PLAN
           (As Amended and Restated Effective December 17, 1997)

          WHEREAS, the Board of Directors (the "Board") of Georgia-Pacific Corporation (the "Corporation") originally adopted the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan effective April 1, 1995, and adopted an Amended and Restated SVIP effective December 17, 1997 (the "SVIP"), both of which were thereafter approved by the shareholders of the Corporation;

          WHEREAS, pursuant to Section 5.1 of the SVIP, the Board has retained the authority to amend the SVIP from time to time, subject to certain limitations; and

          WHEREAS, the Board deems it desirable to amend the SVIP to recognize, for purposes of determining whether a Participant's termination of employment will be deemed to be a "retirement" under the SVIP, years of service determined by methods other than that now specified in the SVIP;

          NOW, THEREFORE, the Board hereby amends the SVIP as follows effective January 1, 1997:

          1. Section 3.4(b)(i) of the SVIP is amended by restating it in its entirety to read as follows:

                  "(i) If a Participant terminates employment with the Corporation and its Subsidiaries (other than a termination for Cause) after attaining age 65, or after attaining age 55 and being recognized as having at least 10 years of service either (A) for vesting purposes under the Georgia-Pacific Corporation Savings and Capital Growth Plan or (B) for purposes of determining "continuous service" under the Participant's Executive Retirement Agreement with the Corporation, on the later of his retirement date or the fifth anniversary of the Grant Date;"

          2. This Amendment shall be effective from and after January 1, 1997. Except as hereinabove amended and modified, the SVIP as amended and restated effective December 17, 1997 shall remain in full force and effect.




                              AMENDMENT NO. 2
                                   TO THE
                        GEORGIA-PACIFIC CORPORATION
                   1995 SHAREHOLDER VALUE INCENTIVE PLAN
           (As Amended and Restated Effective December 17, 1997)

          WHEREAS, the Board of Directors (the "Board") of Georgia-Pacific Corporation (the "Corporation") originally adopted the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan effective April 1, 1995, and adopted an Amended and Restated SVIP effective December 17, 1997 (the "SVIP"), both of which were thereafter approved by the shareholders of the Corporation;

          WHEREAS, pursuant to Section 5.1 of the SVIP, the Board has retained the authority to amend the SVIP from time to time, subject to certain limitations; and

          WHEREAS, the Board deems it desirable to amend the SVIP to allow the Compensation Committee under circumstances which it deems appropriate to fully vest a Participant's Option Grants, and/or to provide for the exercise of such Option Grants prior to the 10th anniversary of the Grant Date;

          NOW, THEREFORE, the Board hereby amends the SVIP as follows effective September 30, 1999:

          1. The last paragraph of Section 3.3 of the SVIP is amended to read as follows:

                  "Vesting under subsections (a), (b) and (c) shall be conditioned upon the Committee's written certification that the performance vesting standards of this Section 3.3 have been met. Vesting of Option Grants under this Section 3.3 is subject in all cases to the restrictions/forfeiture rules in Section 3.5. Option Grants vesting pursuant to this Section 3.3 may be exercised at any time on or after the Vesting Date and prior to (in the case of Option Grants under Sections 3.1 and 3.2) the 10th anniversary of the Grant Date (not inclusive) or (in the case of Discretionary Grants) the date which is 183 days following the fifth anniversary of the Option Grant (not inclusive), provided that if a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than retirement (as defined in Section 3.4(b)(i)), death or disability (as defined in Section 3.4(b)(iii)), or in accordance with the special rule set forth in Section after the Vesting Date of an Option Grant and before that Option Grant has expired, the vested Option Grant may be exercised only during the 90-day period following the Participant's date of termination or, if shorter, during the remaining period before the Option Grant expires. If a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than retirement (as defined in Section 1.4(b)(i)), death or disability (as defined in Section -'1.4(b)(iii)), or in accordance with the special rule set forth in Section '3.4(b)(iv) prior to the Vesting Date of an Option Grant, the Option Grant will terminate as of the Participant's termination date, and the Participant will have no further rights under that Option Grant."

          2. The first paragraph of Section 3.4(b) of the SVIP is amended to read as follows:

                  "(b) Notwithstanding anything in Sections 3.) or '-').5 to the contrary, if an Option Grant (other than a Discretionary Grant) is not vested pursuant to the performance-based vesting standards of subsections (a), (b) and (c) of Section 3.3 or another provision of this Plan, it will vest in the circumstances and on the date specified in paragraphs (i) through (iv) below to the extent permitted by the schedule set forth in Section 3.4(c):"

          3. Section 3.4(b) of the SVIP is amended by adding a new subsection (iv) to read as follows:

                 "(iv) If the Participant terminates employment with the Corporation under such circumstances as may be specifically approved by resolution of the Committee, on the date of such termination of employment."

          4. The first paragraph of Section 3.4(c) of the SVIP is amended to read as follows:

                 "(c) A Participant who is entitled to special vesting in accordance with Section 3.4(b) above will vest in his/her outstanding Option Grants as of the applicable date specified in
         Section 3.4(b) to the extent indicated in paragraphs (i) through
         (vii) below:

          5. Section 3.4(c) of the SVIP is amended by adding a new subsection (vii) to read as follows: "(vii) If special vesting as described in Section 3.4(b)(iv) occurs and the Participant has an Option Grant that has not otherwise vested, 100% of that Option Grant will vest."

          6. Section 3.4(d) of the SVIP is amended to read as follows:

                   "(d) Option Grants vesting pursuant to Section 3.4(a) or 3.4(b)(iv) may be exercised at any time on or after the Vesting Date and prior to the 10th anniversary of the applicable Grant Date (not inclusive). Option Grants vesting pursuant to Section 3.4(b)(i) through (iii) may be exercised at any time on or after the Vesting Date and prior to the 183rd day following the Vesting Date (not inclusive) or, if earlier, prior to the 10th anniversary of the applicable Grant Date (not inclusive)."

          7. This Amendment shall be effective from and after September 30, 1999. Except as hereinabove amended and modified, the SVIP as amended and restated effective December 17, 1997 shall remain in fall force and effect.


                              AMENDMENT NO. 3
                                   TO THE
                        GEORGIA-PACIFIC CORPORATION
                   1995 SHAREHOLDER VALUE INCENTIVE PLAN
           (As Amended and Restated Effective December 16, 1997)

          WHEREAS, pursuant to Section 5.1 of the Georgia-Pacific
Corporation 1995 Shareholder Value Incentive Plan, as amended and restated effective December 16, 1997 ("Plan"), the Board of Directors of
Georgia-Pacific Corporation ("Corporation") has reserved the right to amend the Plan at any time; and

          WHEREAS, the Board desires to amend the Plan to recognize employment for all purposes under the Plan with the Corporation or any subsidiary in which the Corporation has a proprietary interest of more than 20%;

          NOW THEREFORE, Section 1.20 of the Plan (the definition of "Subsidiary') is hereby amended effective as of March 31, 2000 to read as follows:

         "Subsidiary" shall mean any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise."



                               AMENDMENT NO. 4
                                   TO THE
                        GEORGIA-PACIFIC CORPORATION
                   1995 SHAREHOLDER VALUE INCENTIVE PLAN
           (As Amended and Restated Effective December 16, 1997)



          WHEREAS, pursuant to Section 5.1 of the Georgia-Pacific
Corporation 1995 Shareholder Value Incentive Plan, as amended and restated effective December 16, 1997 (the "Plan"), the Board of Directors of Georgia-Pacific Corporation ("Board") has reserved the right to amend the Plan;

          WHEREAS, the Board desires to amend the Plan to provide that the Participant's Option exercise period shall be extended to include any period of employment with Plum Creek Timber Company, Inc. on and after the Effective Time under the Agreement and Plan of Merger by and among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and the Spincos (as defined therein) dated July 18, 2000;

          NOW THEREFORE, the Board hereby amends the Plan as follows:

                  1. Section 3.3 of the Plan is amended by adding the following sentence to the end thereof:

          "Notwithstanding the foregoing provisions or the terms of any Option Agreement, on and after the Effective Time as defined under the Agreement and Plan of Merger by and among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and the Spincos (as defined therein) dated July 18, 2000, a Participant's Option exercise period shall include any period of employment with Plum Creek Timber Company, Inc., provided that in no event shall such period extend beyond the 10th anniversary of the Grant Date."

                                                               Exhibit 99.2


                        GEORGIA-PACIFIC CORPORATION
                                TIMBER GROUP

                       1997 LONG-TERM INCENTIVE PLAN

             ADOPTED BY BOARD OF DIRECTORS, SEPTEMBER 17, 1997

                APPROVED BY SHAREHOLDERS, DECEMBER 16, 1997


                             TABLE OF CONTENTS

                                                                          Page

1. ADOPTION AND PURPOSE ...................................................  1

2. DEFINITIONS.............................................................  1
  (a) Award................................................................  1
  (b) Award Agreement......................................................  1
  (c) Board................................................................  1
  (d) Cause................................................................  1
  (e) Change of Control....................................................  1
  (f) Code.................................................................  1
  (g) Committee............................................................  2
  (h) Common Stock.........................................................  2
  (i) Company..............................................................  2
  (j) Effective Date.......................................................  2
  (k) Employee.............................................................  2
  (l) Exchange Act.........................................................  2
  (m) Fair Market Value....................................................  2
  (n) Incentive Stock Option...............................................  2
  (o) Non-Qualified Stock Option...........................................  2
  (p) Option...............................................................  2
  (q) Participant..........................................................  3
  (r) Performance Goals....................................................  3
  (s) Performance Award....................................................  3
  (t) Performance Period...................................................  3
  (u) Plan.................................................................  3
  (v) Plan Year............................................................  3
  (w) Restricted Shares....................................................  3
  (x) Restriction Period...................................................  3
  (y) Subsidiary...........................................................  3

3. ELIGIBILITY.............................................................  3

4. STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN; LIMITATIONS...............  4
  (a) Applicable Stock.....................................................  4
  (b) Plan Limitations.....................................................  4
  (c) Individual Limitations...............................................  4
  (d) Calculation Procedures...............................................  4

5. AWARDS UNDER THIS PLAN..................................................  4
  (a) Stock Options........................................................  4
  (b) Performance Awards...................................................  5
      (i) Administration...................................................  5
      (ii) Payment of Award................................................  5
      (iii) Further Restriction Period.....................................  5
  (c) Restricted Shares....................................................  5
      (i) Issuance of Stock Certificates...................................  5
      (ii) Status of Restricted Shares.....................................  6
      (iii) Participant Rights With Respect to Issued Restricted Shares....  6

6. OTHER TERMS AND CONDITIONS..............................................  6
  (a) Assignability; Designation of Beneficiaries..........................  6
      (i) Prohibition on Transfer..........................................  6
      (ii) Designation of Beneficiaries....................................  6
  (b) Award Agreement......................................................  7
  (c) Rights as a Shareholder..............................................  7
  (d) No Obligation to Exercise............................................  7
  (e) Payments by Participants.............................................  7
  (f) Tax Withholding......................................................  7
  (g) Restrictions on Exercise.............................................  8
  (h) Surrender of Options.................................................  8
  (i) Requirements of Law..................................................  8
  (j) Non-Exclusivity of the Plan..........................................  8
  (k) Unfunded Plan........................................................  8
  (l) Legends..............................................................  9
  (m) Company's Retirement and Welfare Plans...............................  9
  (n) Forfeitures .........................................................  9
      (i) Violations of Company Policies...................................  9
      (ii) For Cause Termination...........................................  9
  (o) Requirement of Employment............................................  9
  (p) Code Section 162(m...................................................  9

7. PLAN ADMINISTRATION.....................................................  9
  (a) Committee as Plan Administrator......................................  9
  (b) Delegation........................................................... 10
  (c) Determinations Final................................................. 10

8. AMENDMENTS AND TERMINATION.............................................. 10
  (a) Authority to Amend or Terminate...................................... 10
  (b) Limitations.......................................................... 10

9. CORPORATE RESTRUCTURING................................................. 11
  (a) No Bar to Corporate Restructuring.................................... 11
  (b) Capital Readjustments/Award Modifications............................ 11

10. NO RIGHT TO EMPLOYMENT................................................. 11

11. CHANGE OF CONTROL...................................................... 11
  (a) Special Rights Upon Change of Control................................ 11
      (i) Lapse of Restrictions; Acceleration of Exercise and/or Vesting... 11
      (ii) Election of Cash or Stock Distribution.......................... 11
      (iii) Extended Exercise Period....................................... 12
      (iv) Awards Non-Cancellable.......................................... 12
  (b) Definition of "Change of Control..................................... 12
      (i) Acquisition of Stock............................................. 12
      (ii) Change in Board Membership...................................... 12
      (iii) Shareholder-Approved Reorganization, Merger or Consolidation... 12
      (iv) Liquidation or Dissolution...................................... 13

12. GOVERNING LAW.......................................................... 13

13. CAPTIONS............................................................... 13

14. RESERVATION OF SHARES.................................................. 13

15. SAVINGS CLAUSE......................................................... 13

16. EFFECTIVE DATE AND TERM................................................ 14



                  GEORGIA-PACIFIC CORPORATION/TIMBER GROUP
                       1997 LONG-TERM INCENTIVE PLAN

                          1. ADOPTION AND PURPOSE

      Georgia-Pacific Corporation (the "Company") hereby adopts this Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan, which was approved by its Board of Directors on September 17, 1997, subject to further approval by the Company's shareholders (the "Plan"). The purposes of the Plan are to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional executive personnel and other key employees for the Company and its Subsidiaries (as defined below), (b) motivating such employees by means of performance-related incentives to achieve long-range performance goals and
(c) enabling such employees to participate in the long-term growth and financial success of the Company.

                               2. DEFINITIONS

         The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

         (a) Award. "Award" means, individually or collectively, a grant under this Plan of Options, Restricted Shares, Dividend Equivalents and/or a Performance Award. The issuance of Options, Restricted Shares, shares of unrestricted Common Stock, Dividend Equivalents and/or cash pursuant to an Award, or the taking of any other action mandated under the terms and conditions of an Award, shall not be deemed to be a new Award for any purpose under this Plan (including, without limitation, Section 16).

         (b) Award Agreement. "Award Agreement" means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

         (c) Board. "Board" means the Board of Directors of the Company.

         (d) Cause. "Cause" shall mean any of the following: (i) the willful failure of a Participant to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against the Company or any of its Subsidiaries; or (iii) any other willful act or omission (including without limitation the deliberate and willful violation of any corporate policy or regulation) which could reasonably be expected to expose the Company to civil liability under the law of the applicable jurisdiction or causes or may reasonably be expected to cause significant injury to the financial condition or business reputation of the Company or any of its Subsidiaries.

         (e) Change of Control. "Change of Control" shall have the meaning specified in Section 11(b).

         (f) Code. "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         (g) Committee. "Committee" means the Compensation Committee of the Board of Directors of the Company, as constituted from time to time, or such subcommittee of that body as the Compensation Committee shall specify to act for the Compensation Committee with respect to this Plan. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and shall be an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall be composed of at least two (2) such directors.

         (h) Common Stock. "Common Stock" means the class of the Company's common stock which is intended to reflect the business and operations of the forest resources segment of the Company's business, the par value of which is $0.80 per share and which is designated "Georgia-Pacific
Corporation--Timber Stock".

         (i) Company. "Company" means Georgia-Pacific Corporation, a Georgia corporation headquartered in Atlanta, Georgia.

         (j) Dividend Equivalent. "Dividend Equivalent" means an Award granted to a Participant under Section 5(d).

         (k) Effective Date. "Effective Date" means the effective date of this Plan as defined in Section 16.

         (l) Employee. "Employee" means a common law employee of the Company or a Subsidiary (including, without limitation, any Company or Subsidiary officer).

         (m) Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         (n) Fair Market Value. "Fair Market Value" means, on any date, the mean between the high and low sales prices of a share of Common Stock on that date as reported in The Wall Street Journal, New York Stock Exchange--Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Committee, in its discretion. If the date of determination is not a trading date on the New York Stock Exchange, Fair Market Value shall be determined using the high and low sales prices of a share of Common Stock on the next preceding trading date. The Fair Market Value of the Stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

         (o) Incentive Stock Option. "Incentive Stock Option" has the meaning specified in Section 5(a).

         (p) Non-Qualified Stock Option. "Non-Qualified Stock Option" has the meaning specified in Section 5(a).

         (q) Option. "Option" means an Incentive Stock Option or a Non-Qualified Stock Option as defined in this Plan.

         (r) Participant. "Participant" means an Employee who has been designated as such by the Committee pursuant to this Plan.

         (s) Performance Goals. "Performance Goals" means, with respect to any Performance Period, one or more objective performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered "pre-established performance goals" for purposes of Code Section 162(m): (i) increases in the price of the Common Stock; (ii) market share; (iii) sales; (iv) return on equity, assets or capital; (v) economic profit (economic value added); (vi) total shareholder return; (vii) costs; (viii) margins; (ix) earnings or earnings per share;
(x) cash flow; (xi) customer satisfaction; (xii) operating profit; or
(xiii) any combination of the foregoing. Such Performance Goals may be particular to an Employee or may be based, in whole or part, on the performance of the division, department, line of business, Subsidiary or other business unit, whether or not legally constituted, in which the Employee works or on the performance of the Company generally.

         (t) Performance Award. "Performance Award" shall have the meaning specified in Section 5(b).

         (u) Performance Period. "Performance Period" means the period of service designated by the Committee applicable to a Performance Award during which the Performance Goals will be measured.

         (v) Plan. "Plan" means the Georgia-Pacific
Corporation/Timber Group 1997 Long-Term Incentive Plan as described in this plan document.

         (w) Plan Year. "Plan Year" means the calendar year.

         (x) Restricted Shares. "Restricted Shares" shall have the meaning specified in Section 5(c).

         (y) Restriction Period. "Restriction Period" means a Performance Period and/or any other period during which full ownership of compensation contemplated in an Award remains restricted pursuant to the terms and conditions of that Award.

         (z) Subsidiary. "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

                               3. ELIGIBILITY

         Any Employee designated by the Committee (in its sole discretion) as a Participant under this Plan will be eligible to receive an Award specified by the Committee in accordance with this Plan.

        4. STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN; LIMITATIONS

         (a) Applicable Stock. The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

         (b) Plan Limitations. Subject to adjustment in accordance with the provisions of Sections 4(d) and 9, the total number of shares of Common Stock with respect to which Awards of Options, Restricted Shares and/or unrestricted Common Stock may be granted under this Plan may not exceed 2,300,000 shares, provided, however, that the total number of Restricted Shares and Performance Award shares that may be granted as Awards under this Plan may not exceed 575,000 shares.

         (c) Individual Limitations. Subject to adjustment in accordance with Section 9, and subject to Section 4(b), (i) the total number of shares of Common Stock with respect to which Awards of Options may be granted in any Plan Year to any Employee shall not exceed 600,000 shares, (ii) the total number of which may be granted in any Plan Year to any Employee shall not exceed 75,000 shares and (iii) the total number of Performance Award shares which may be granted in any Plan Year to any Employee shall not exceed 150,000 shares and (iv) the value of any Performance Awards payable in cash that may be granted in any Plan Year to any Employee shall not exceed $2,500,000 (determined on the date the Award is granted).

         (d) Calculation Procedures. For purposes of calculating the total number of shares of Common Stock available under this Plan for grants of Awards, (i) the grant of an Award of Options, Restricted Shares or a Performance Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award and (ii) subject to the provisions of Sections 4(b) and 4(c), there shall again be available for Awards under this Plan all of the following: (A) shares of Common Stock represented by Awards which have been cancelled, forfeited, surrendered or terminated or which expire unexercised; (B) the excess portion of variable Awards which become fixed at less than their maximum limitations; and (C) the number of shares of Common Stock delivered in full or partial payment of the exercise price of any Option granted under this Plan; provided, however, that shares so delivered by an Employee in full or partial payment of the exercise of his/her Option shall not reduce the number of Options granted to the Employee in any Plan Year for purposes of Section 4(c)(i); and provided further that in no event shall the aggregate number of shares issued or delivered pursuant to the exercise of Incentive Stock Options exceed 2,300,000 shares.

                         5. AWARDS UNDER THIS PLAN

         Subject to the provisions of this Plan, the Committee shall have the sole and complete authority to determine the Employees to whom Awards shall be granted and the type, terms and conditions of such Awards. As the Committee may determine, the following types of Awards may be granted under this Plan to Employees on a stand alone, combination or tandem basis:

         (a) Options. An Award consisting of a right to buy a specified number of shares of Common Stock at a fixed exercise price during aa specified time, and subjec to such other terms and conditions, all as the Committee may determine. Such Options may be Non-Qualified Stock Options or Incentive Stock Options. The exercise price for an Award of Options (whether or not they are Incentive Stock Options) may not be less than 100% of the Fair Market Value of the Common Stock on the grant date. The terms and conditions for an Award of Incentive Stock Options must otherwise comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time. Non-Qualified Stock Options are not intended to satisfy the Code requirements for Incentive Stock Options and need not meet such requirements. Each Stock Option granted as an Award under this Plan shall be subject to the provisions of this Plan and the applicable Award Agreement approved by the Committee pursuant to
Section 6(b) governing that Option.

         (b) Performance Awards. An Award granted to an Employee consisting of the right to receive cash, shares of Common Stock, Options or Restricted Shares that are not to be issued to the Employee until after the satisfaction of the related Performance Goals during the related
Performance Period. Such Awards shall be subject to the following conditions and procedures:

                  (i) Administration. Performance Awards may be granted to Employees either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Employees to whom Performance Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the Performance Goals which must be met for the Award to be paid and the amount of cash and/or the number of shares of Common Stock, Options and/or Restricted Shares to be awarded at the end of a Performance Period to Employees if the Performance Goals are met or exceeded. Each such Performance Award shall be subject to the provisions of this Plan and the applicable Award Agreement approved by the Committee pursuant to Section 6(b) governing that Award.

                  (ii) Payment of Award. After the end of a Performance Period, the degree to which the Performance Goals related to such Performance Period have been met shall be determined by the Committee. If the Performance Goals are not met, no compensation shall be issued pursuant to the Performance Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and authorize the payment of the amount of cash or issuance of the number of shares of Common Stock, Options and/or Restricted Shares as contemplated under the affected Performance Award in accordance with the related Award Agreement.

                  (iii) Further Restriction Period. At the discretion of
                        the Committee, a Performance Award may provide for deferral of vesting and/or transfer rights with respect to all or some of the incidents of ownership of the compensation contemplated in the Award based on the satisfaction of terms and conditions in addition to the attainment of the stated Performance Goals during the related Performance Period over a further Restriction Period following the Performance Period. In such a case, such vesting and/or transfer rights with respect to the affected incidents of ownership shall be postponed until the Committee certifies that the additional conditions have been timely met and authorizes such vesting and/or transfer. Such acts by the Committee shall not be deemed to be a new Award.

         (c) Restricted Shares. An Award consisting of a transfer of shares of Common Stock to a Participant, subject to such restrictions (e.g., the attainment of specified Performance Goals during a designated Performance Period, the passage of time or a combination of such restrictions and/or of other delayed vesting conditions) on transfer or other incidents of ownership, for such periods of time (with respect to each Award, the Restriction Period) as the Committee may determine. If the issuance, vesting and/or transfer of ownership of Restricted Shares granted under this Plan is contingent upon the attainment of Performance Goals during a designated Performance Period, the Award shall also be considered a Performance Award and shall be subject to the provisions of Section 6(b) as well as those of this Section 6(c). Awards of Restricted Shares under this Plan shall be subject to the following conditions and procedures:

                  (i) Issuance of Stock Certificates. At the time specified for issuance of the Restricted Shares under the applicable Award Agreement, the stock certificate or certificates representing Restricted Shares shall be registered in the name of the Participant to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that the Restricted Shares are subject to the restrictions, terms and conditions provided in this Plan and the applicable Award Agreement. Such certificates shall remain in the custody of the Company and the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

                  (ii) Status of Restricted Shares. Restricted Shares which have been issued in accordance with an Award Agreement shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

                  (iii) Participant Rights With Respect to Issued
                        Restricted Shares. The Participant will have the right to vote issued Restricted Shares, to receive and retain all dividends and distributions paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares; except that (A) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (C) any such dividends and distributions paid in shares of Common Stock shall constitute Restricted Shares and be subject to all of the same restrictions during the Restriction Period as the Restricted Shares with respect to which they were paid; (D) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the Restriction Period; and (E) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares.

         (d) Dividend Equivalents. An Award granted to a Participant consisting of the right to receive payment of dividends declared and paid on all or a portion of the number of shares of Common Stock subject to a specified Award under this Plan, as determined by the Committee. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as it may determine. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

                       6. OTHER TERMS AND CONDITIONS

         (a)      Assignability; Designation of Beneficiaries.

                  (i) Prohibition on Transfer. An Award shall be nontransferable and may not be sold, hypothecated, assigned, anticipated, alienated, commuted, pledged, encumbered or otherwise conveyed by a Participant (whether voluntarily or involuntarily) to any party, nor may any award be subject to attachment or garnishment by any creditor of a Participant; provided that in the event of the incapacity (as determined by the Plan Administrator) or death of the Participant (but subject to Section 6(m) of this Plan), his/her attorney-in-fact pursuant to a valid power of attorney giving general or specific authority to make elections with respect to outstanding Awards, his/her court-appointed guardian or the custodian of his/her affairs or the executor or administrator of his/her estate (as the case may be) may exercise any rights with respect to any vested Award that the Participant could have exercised if he/she were still alive or not incapacitated. No assignment or transfer of any Award or the rights represented thereby, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, and immediately upon any attempt to assign or transfer an Award, the Award shall terminate and be of no force or effect.

                        Notwithstanding anything in this Section 6(a)(i) to the contrary, the Committee in its sole discretion may (but need not) permit transfers of Awards in other situations where the Committee concludes that such transferability (A) does not result in accelerated taxation, (B) does not cause any Option intended to be an Incentive Stock Option to fail to meet the statutory requirements for such Options referenced in Section 5(a), and (C) is otherwise appropriate and desirable, taking into account the impact on the Participant and the Company of applicable tax laws and/or securities laws as applied to transferable Awards.

                  (ii) Designation of Beneficiaries. Notwithstanding anything in Section 6(a)(i) to the contrary, a Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under an Award granted under this Plan (the extent permitted under the applicable Award Agreement). A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Company. Such a designation (or modification of designation) shall be made in writing, and filed with the office of the Company designated in the Award Agreement. If a Participant fails to designate a beneficiary, then Section 6(a)(i) will apply.

         (b) Award Agreement. Awards made pursuant to the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time, approve, provided that such agreements shall comply with, reflect and be subject to all the terms of this Plan. The Award Agreement will state the characteristics of the Award and all terms and conditions applicable to the Award, provided that the provisions of this Plan which apply to an Award Agreement will be deemed incorporated in such agreement regardless of whether they are specifically reiterated in the text of the Award Agreement. Whenever an Employee is granted an Award under this Plan, the Plan Administrator shall have the responsibility to provide to the designated Participant an Award Agreement governing the particular Award executed on behalf of the Company and, if one has not been supplied previously, a copy of this Plan.

         (c) Rights as a Shareholder. Except as otherwise specifically provided in this Plan or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant is the holder of record of such shares.

         (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

         (e) Payments by Participants. No payments or contributions are required to be made by Participants in this Plan other than such payments as may be required under an applicable Award Agreement, as specified by the Committee. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U. S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value on the date of delivery to the Company equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate. If shares of Common Stock are to be used in payment pursuant to an Award and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months.

         (f) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value not exceeding the minimum amount required to be withheld, (ii) delivering to the Company shares of Common Stock then owned by the Participant or (iii) such other methods as the Committee may deem appropriate. If shares of Common Stock are to be used in payment of such taxes and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months. The amount of the withholding obligation satisfied by shares of Common Stock withheld or delivered shall be the Fair Market Value of such shares determined as of the date that the taxes are required to be withheld.

         (g) Restrictions on Exercise. No Option may be exercisable on or after the date which is the tenth anniversary of the date such Option was granted.

         (h) Surrender of Options. The Committee, in its sole discretion, may incorporate one or more provisions in any Option granted under this Plan to allow a Participant to surrender his/her Option in whole or part in lieu of the exercise of all or part of that Option or in payment of any amounts due the Company upon the exercise of such Award. Such provision(s) may specify that the Committee may authorize such surrender after the grant, but before the exercise, of any such Option.

         (i) Additional Options Upon Exercise. The Committee, in its sole discretion, may incorporate in any Option granted under this Plan a provision which requires the automatic grant of a new Option under this Plan (subject to the terms and limitations of this Plan) to any Participant who delivers shares of Common Stock as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) will be for the same number of shares of Common Stock as the Participant delivered in exercising the original Option, (ii) will have an exercise price equal to 100% of the Fair Market Value of the delivered shares on the date of such delivery (which shall be deemed to be the grant date for such new Option) and (iii) will have a term equal to the unexpired term of the original Option.

         (j) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

         (k) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         (l) Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan of the Company. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any subsidiary to any Employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.

         (m) Legends. In addition to any legend contemplated by Section 5(c), each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

         (n) Company's Retirement and Welfare Plans. The value of compensation under this Plan will not be included as "compensation" for purposes of computing the benefits payable to any participant under the Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit. No compensation paid pursuant to any Award under this Plan will constitute "annual management incentive bonuses" for purposes of calculating benefits under any Executive Retirement Agreement covering any Employee.

         (o) Forfeitures. Notwithstanding anything in this Plan to the contrary, to the extent permitted by applicable law:

                  (i) Violations of Company Policies. Any Award under this Plan may be reduced by the Committee (including reduction to zero) in the event that it determines (in its sole discretion) that any act (or failure to act) by the Participant or the business unit for which the Participant is responsible constitutes a deliberate violation of the Company's standing corporate policies (as in effect from time to time) and/or a violation of federal, state or local statutes or regulations. The Company policies considered for this purpose will include in particular (but without limitation) the Company's Code of Business Conduct and its antitrust, safety and environmental policies.

                  (ii) For Cause Termination. If the Committee (in its sole discretion) determines that a Participant has been terminated for Cause, all of such Participant's outstanding Awards under this Plan (whether or not vested under the terms of the applicable Award Agreement) shall terminate as of the Participant's date of termination.

         (p) Requirement of Employment. To be entitled to receive the benefit of an Award under this Plan, a Participant must remain in the employment of the Company or its Subsidiaries through the end of the applicable Performance Period or further Restriction Period; provided, however, that the Committee may provide for partial or complete exceptions to this requirement (e.g., in the case of retirement, death or disability) as it deems equitable in its sole discretion.

         (q) Code Section 162(m). Except where the Committee deems it in the best interest of the Company, the Committee shall use its best efforts to grant Awards under this plan which will qualify as "performance based compensation" under Code Section 162(m) or under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company for the full amount of the compensation paid with respect to such Awards.

         (r) Deferred Transfer of Shares Upon Exercise of Options. The Committee may determine, either at the time of grant of an Award or later, whether, and to what extent and under what circumstances, the transfer of shares issuable in connection with the exercise of a Non-Qualified Stock Option may be deferred at the election of the affected Participant.

                           7. PLAN ADMINISTRATION

         (a) Committee as Plan Administrator. This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post- retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise expressly required by this Plan, the Committee shall have the complete authority and absolute discretion to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member's own willful misconduct or lack of good faith.

         (b) Delegation. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (i) to identify Participants under this Plan, (ii) to make or adjust Awards under this Plan or (iii) in any way which would jeopardize this Plan's qualification under Section 162(m) of the Code.

         (c) Determinations Final. All determinations and decisions made by the Committee, the Board and any delegate of the Committee appointed in accordance with Section 7(b) shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                       8. AMENDMENTS AND TERMINATION

         (a) Authority to Amend or Terminate. Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation.

         (b) Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however that such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been vested, exercised, cashed in or otherwise settled on the later of the effective date or execution date of such amendment or termination; and provided further that, except as otherwise provided in Section 9 of this Plan, the exercise price of any Option under this Plan may not be reduced and the term of any Option under this Plan may not be extended.

         (c) Limitations. Notwithstanding the foregoing: (i) no amendment may, without the approval of the shareholders of the Company, (A) increase any of the grant limitations under Section 4 of this Plan or (B) extend the term of this Plan; (ii) no amendment, modification or termination of this Plan shall in any manner adversely affect a Participant's rights under any Awards theretofore granted to a Participant under this Plan without the consent of such Participant; and (iii) no amendment may change any Performance Goal or increase the compensation payable for the achievement of a Performance Goal, after the Committee has established such Performance Goal with respect to a Performance Award.

                         9. CORPORATE RESTRUCTURING

         (a) No Bar to Corporate Restructuring. The existence of this Plan or outstanding Award under this Plan shall not affect in any way the right or power of the Company or its shareholders (i) to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, (ii) to issue bonds, debentures, preferred or preference stocks ahead of or affecting the Common Stock or the rights thereof, to dissolve or liquidate the Company, (iii) to sell or transfer all or part of its assets or business or (iv) to effect any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) Capital Readjustments/Award Modifications. The Awards under this Plan involving Common Stock will be made in shares of the Common Stock as constituted on the date the Award is granted, but shares of stock actually issued in connection with an Award shall reflect the adjustments (if any) with respect to the Common Stock in connection with such Award contemplated in this Section 9(b). In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Plan Administrator shall have the authority to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the maximum number of shares which may be granted in any calendar year and in the number, kind and exercise price of shares subject to outstanding Awards and/or such other equitable substitution or adjustments as it may determine in its sole discretion to be appropriate to ensure that all Participants are treated equitably as a result of any such event. Any such adjustment may provide for the elimination of fractional shares. Any shares accruing to outstanding Awards as a result of any adjustment under this Section 9(b) will be subject to the same restrictions (and have the same terms and conditions) as the Awards to which they accrue.

                         10. NO RIGHT TO EMPLOYMENT

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

                           11. CHANGE OF CONTROL

         (a) Special Rights Upon Change of Control. Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below:

                  (i) Lapse of Restrictions; Acceleration of Exercise and/or Vesting. All restrictions relating to the exercise or vesting of any Award shall automatically lapse and any time periods relating to the exercise or vesting of any Award shall automatically be accelerated so that all such Awards may be immediately exercised and shall be vested in full immediately before the date of such Change of Control; and all Performance Goals applicable to any Award shall be deemed automatically satisfied with respect to the maximum compensation attainable pursuant to all such Awards so that all of such compensation shall be immediately vested and payable as of the date of such Change of Control;

                  (ii) Election of Cash or Stock Distribution. The Committee may, in its sole discretion, at any time before or after any Award is made or granted, provide that upon exercise or vesting of any Award during the 60-day period from and after the date of a Change of Control, the Participant may, in lieu of the receipt of Common Stock upon the exercise or vesting of any Award, elect by written notice to the Company to receive an amount in cash equal to the excess, if any, of the aggregate Value (as defined below) of the shares of Common Stock covered by the Award or portion thereof surrendered determined on the date the Award is exercised or vested (as the case may be), over the aggregate exercise price of the Award, if any. As used in this Section 11(a)(ii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or
                           (iii) of Section 11(b), the highest price per share of the Common Stock paid in such transaction or series of transactions (which, in the case of paragraph (i), shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition);

                  (iii) Extended Exercise Period. Following a Change of Control, if a Participant's employment terminates for any reason other than retirement or death, any Options held by such Participant may be exercised by such Participant until the earlier of ninety (90) days after the termination of employment or the expiration date of such Options, provided, however, that this provision shall not reduce the exercise period otherwise authorized under the applicable Award Agreement; and

                  (iv) Awards Non-Cancellable. All Awards shall become non-cancellable.

         (b) Definition of "Change of Control". A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

                  (i) Acquisition of Stock. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
                           Act) (a "Person") of beneficial ownership
                           (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this
                           Section 11(b)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by a Person who on the Effective Date is the beneficial owner of 20% or more of the Outstanding Company Voting Securities; (B) any acquisition directly from the Company, including without limitation, a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (A), (B) and (C) of
                           Section 11(c)(iii);

                  (ii) Change in Board Membership. Individuals who constitute the Board as of the Effective Date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

                  (iii) Shareholder-Approved Reorganization, Merger or Consolidation. Consummation of a reorganization, merger or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Successor Entity") in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (B) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (ii) of this Section 11(b)) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                  (iv) Liquidation or Dissolution. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                             12. GOVERNING LAW

         To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Georgia.

                                13. CAPTIONS

         Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

                         14. RESERVATION OF SHARES

         The Company, during the term of the Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The final and unappealable inability of the Company to obtain the necessary approvals from any regulatory body having jurisdiction or approval deemed necessary by the Company's counsel to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained.

                             15. SAVINGS CLAUSE

         This Plan is intended to comply in all aspects with applicable law and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

                        16. EFFECTIVE DATE AND TERM

         The effective date (the "Effective Date") of this Plan shall be November 4, 1997. If shareholder approval is not obtained on or before November 4, 1998, this Plan shall terminate on such date. No new Awards shall be granted under this Plan after the fifth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted: provided, however, that notwithstanding anything in this sentence to the contrary, except as otherwise provided in Section 9 of this Plan, the exercise price of any Award of Options granted under this Plan may not be reduced.

                              AMENDMENT NO. 1
                                   TO THE
                  GEORGIA-PACIFIC CORPORATION/TIMBER GROUP
                       1997 LONG-TERM INCENTIVE PLAN



          WHEREAS, pursuant to Section 8 of the Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan ("Plan"), the Board of Directors of Georgia-Pacific Corporation ("Corporation") has reserved the right, with the approval of the shareholders of the Corporation, to amend the Plan to increase the number of shares available for grants and to extend the term of the Plan; and

          WHEREAS, the Board desires to amend the Plan to increase the number of shares available for the grant of Awards under the Plan by an additional 1,500,000 shares and to extend the term of the Plan for an additional five years;

          NOW THEREFORE, the Board hereby amends the Plan as follows effective as of the date of shareholder approval:

                  1. Section 4(b) of the Plan is amended to read as follows:

          "(b) Plan Limitations. Subject to adjustment in accordance with the provisions of Sections 4(d) and 9, the total number of shares of Common Stock with respect to which Awards of options, Restricted Shares and/or unrestricted Common Stock may be granted under the Plan may not exceed 3,800,000 shares, provided, however, that the total number of Restricted Shares and Performance Award shares that may be granted as Awards under this Plan may not exceed 950,000 shares."

                  2. The third full sentence in Section 16 of the Plan is amended to read as follows:

          "No new Awards shall be granted under this Plan after the tenth anniversary of the Effective Date."



                              AMENDMENT NO. 2
                                   TO THE
                  GEORGIA-PACIFIC CORPORATION/TIMBER GROUP
                       1997 LONG-TERM INCENTIVE PLAN



          WHEREAS, pursuant to Section 8 of the Georgia-Pacific
Corporation/Timber Group 1997 Long Term Incentive Plan (the "Plan"), the Board of Directors of Georgia-Pacific Corporation ("Board") has reserved the right to amend the Plan; and

          WHEREAS, the Board desires to amend the Plan to provide that any Award granted pursuant to the Plan shall become fully vested immediately prior to the Effective Time under the Agreement and Plan of Merger by and among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and the Spincos (as defined therein) dated July 18, 2000;

          NOW THEREFORE, the Board hereby amends the Plan as follows:

                  1. Section 6(b) of the Plan is amended by adding the following sentence to the end thereof:

          "Notwithstanding the terms of any Award Agreement, any Award granted pursuant to the provisions of this Plan shall become fully vested immediately prior to the Effective Time under the Agreement and Plan of Merger by and among Georgia-Pacific Corporation and Plum Creek Timber Company, Inc and the Spincos (as defined therein) dated July 18, 2000.